FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 and 2004
NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005
BounceGPS, Inc.
PLANO, TEXAS REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

/Letterhead/

The Board of Directors and Shareholders
BounceGPS, Inc.
San Juan Capistrano, CA

We have audited the accompanying balance sheets of BounceGPS, Inc. (the “Company”) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the PCAOB (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that ours audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BounceGPS, Inc. as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a significant working capital deficit, suffered recurring losses from operations and has negative cash flows from operating activities that raise substantial doubt about its ability to continue as a going concern.  The Company’s plans in regard to these matters are described in Note 1 to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Chisholm Bierwolf & Nilson, LLC
Chisholm Bierwolf & Nilson, LLC
Bountiful, Utah
March 10, 2007

BounceGPS, Inc.
BALANCE SHEETS
(in thousands, except share amounts)

	December 31,		September 30,
	2004	2005	2006
			(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$21	$1	$611
Accounts receivable, net	1	1	32
Inventories, net	-	-	236
Other current assets	3	1	69

Total current assets	25	3	948

Property and equipment, net	103	29	88
Goodwill	-	-	361
Customer lists, net			50

Total assets	$128	$32	$1,447

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$64	$45	$94
Deferred product revenues - current portion	-	-	12
Note payable, current portion	184	204	158
Accrued expenses and other current liabilities	84	60	105

Total current liabilities	332	309	369

Deferred product revenues - non-current portion	-	-	24
Note payable, non-current portion	-	-	163
Other non-current liabilities	-	-	329

Total liabilities	332	309	885

Commitments and contingencies

Stockholders' deficit:
Common stock, $0.01 par value, 1,000,0000 shares authorized, 1,000,000 shares
issued and outstanding	1	1	1
Additional paid-in capital	-	-	1,146
Accumulated deficit	(205)	(278)	(585)

Total stockholders' deficit	(204)	(277)	562

Total liabilities and stockholders' deficit	$128	$32	$1,447

The accompanying notes are an integral part of these financial statements.

BounceGPS, Inc.
STATEMENTS OF OPERATIONS
(In thousands)

	Years ended December 31,		Nine months ended September 30,
	2004	2005	2005	2006
			(unaudited)

Revenues
Service	$-	$-	$-	$44
Product	1,022	317	317	49

Total revenues	1,022	317	317	93

Cost of revenues
Service	-	-	-	66
Product	281	126	121	43

Total cost of revenues	281	126	121	109

Gross profit	741	191	196	(16)

Expenses:

General and administrative	222	74	77	185
Sales and marketing	532	177	177	71
Engineering	-	-	-	5
Depreciation and amortization	49	20	-	8

Total expenses	803	271	254	269

Operating loss	(62)	(80)	(58)	(285)

Interest income	-	-	-	7
Interest expense	-	(27)	(7)	(29)
Other (expense) income	-	34	123	-

Loss before income taxes	(62)	(73)	58	(307)

Income tax benefit	-	-	-	-

Net income (loss)	$(62)	$(73)	$58	$(307)

The accompanying notes are an integral part of these financial statements.

BounceGPS, Inc.
STATEMENTS OF STOCKHOLDERS' DEFICIT
For the period January 1, 2004 through September 30, 2006
(in thousands, except share information)

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Stockholders' deficit at January 1, 2004	1,000,000	$1	$-	$(143)	$(142)

Net loss				(62)	(62)

Stockholders' deficit at December 31, 2004	1,000,000	$1	$-	$(205)	$(204)

Net loss				(73)	(73)

Stockholders' deficit at December 31, 2005	1,000,000	$1	$-	$(278)	$(277)

Capital contribution into BounceGPS (unaudited)			1,146		1,146
Net loss (unaudited)				(307)	(307)

Stockholders' deficit at September 30, 2006 (unaudited)	1,000,000	$1	$1,146	$(585)	$562

The accompanying notes are an integral part of these financial statements.

BounceGPS, Inc.
STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,		Nine months ended September 30,
	2004	2005	2005	2006
			(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(62)	$(73)	$58	$(307)
Adjustments to reconcile net income (loss) to cash used in
operating activities
Depreciation and amortization	49	20	-	8
Loss on sale of fixed assets	-	6	-	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(1)	-	-	(31)
Decrease in inventory	-	-	-	52
(Increase) decrease in lease receivables and other assets	(3)	2	-	(68)
Increase in deferred product revenue	-	-	-	36
Increase (decrease) in accounts payable	14	(19)	(9)	49
Increase (decrease) in accrued expenses and other liabilities	66	(24)	(51)	374

Net cash provided by (used in) operating activities	63	(88)	(2)	113

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	-	122	-	-
Cash paid for acquisition	-	-	-	(450)
Payments made to acquire property and equipment	(47)	(75)	(40)	(66)

Net cash (used in) provided by investing activities	(47)	47	(40)	(516)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the issuance of other notes payable	159	97	97	-
Proceeds from capital contribution of parent	-	-	-	1,146
Payments on capital leases and other note payables	(154)	(76)	(76)	(133)

Net cash provided by financing activities	5	21	21	1,013

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	21	(20)	(21)	610
CASH AND CASH EQUIVALENTS, beginning of period	-	21	21	1

CASH AND CASH EQUIVALENTS, end of period	$21	$1	$-	$611

Supplemental Cash Flow Information:
Interest Paid	-	-	-	1
Income Taxes Paid	-	-	-	-

Fair value of assets acquired in acquisition:
Net assets acquired	$-	$-	$-	$289
Identifiable intangible assets (customer lists)	-	-	-	50
Goodwill	-	-	-	361

Purchase Price:
Cash	-	-	-	450
Note Payable	-	-	-	250

Total Purchase Price of Acquisition	$-	$-	$-	$700

The accompanying notes are an integral part of these financial statements.

BOUNCEGPS, INC.
NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION, BUSINESS OVERVIEW, ACQUISITIONS AND GOING CONCERN

Organization and Business Overview

Huron Holdings, Inc., a Nevada Corporation, (HHI) was originally incorporated on December 15, 1999.   HHI provides local courier delivery services to commercial and residential locations in the Phoenix area.  HHI utilized a fleet of delivery vans to perform these services on a contract basis for international based shipping and logistics companies.  On June 30, 2006, HHI purchased certain assets (referred to as BounceGPS) from DataLogic International, Inc. (see below for further discussion on acquisition).  On July 17, 2006, HHI changed its name to BounceGPS, Inc. (BounceGPS).

Acquisitions

On June 30, 2006, HHI purchased certain assets of a communications business from DataLogic International, Inc.  The transaction was accounted for using the purchase method of accounting.  Thus, the results of operations of this business are included in the accompanying consolidated financial statements from the acquisition date.  The total purchase price of $700,000 consisted of cash payment of $450,000 and note payable in the amount of $250,000.  See Note 8 for further discussion on notes payable.

    The allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair values was as follows (000s):

Purchase Price:
Cash	$450
Note Payable	250

Total Purchase Price of Acquisition	700

Assets Acquired
Net assets acquired	$289
Identifiable intangible assets (customer lists)	50
Goodwill	361

Total Assets Acquired	$700

    Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired.  See Note 8 for subsequent events.

Going Concern

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America ("GAAP"), and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.  The Company has an accumulated deficit of $278,000 at December 31, 2005.   Management has taken various steps to revise its operating and financial requirements, which it believes will be sufficient to provide the Company with the ability to continue its operations for the next twelve months.

In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise capital, obtain financing and to succeed in its future operations.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates Inherent in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

    We recognize revenue when earned in accordance with the applicable accounting literature including:  EITF No. 00-21, “Revenue Arrangements With Multiple Deliverables”, Statement of Position 97-2,  and Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements”, as amended by Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”.  Revenue is recognized when the following criteria are met:  there is persuasive evidence that an arrangement exists, delivery has occurred and all obligations under such arrangement have been fulfilled, the price is fixed and determinable and collectibility is reasonably assured.

    Initial sale proceeds received under multiple-element sales arrangements that require us to deliver products and services over a period of time and which are not determined by us to meet certain criteria are deferred.  All sales proceeds related to delivered products are deferred and recognized over the contract life that typically ranges from one to five years.   Product sales proceeds recognized under this method are portrayed in the accompanying Statement of Operations as “Product revenues.” The related deferred revenue is classified as a current and long term liability in the Balance Sheets under the captions “Deferred product revenues – current portion” and “Deferred product revenues non-current portion.”  If the customer relationship is terminated prior to the end of the customer contract term, such deferred sales proceeds are recognized as revenue in the period of termination.  Under sales arrangements, which initially meet the earnings criteria described above, revenues are recognized upon shipment of the products or upon customer acceptance of the delivered products if terms of the sales arrangement give the customer the right of acceptance.

Service revenue generally commences upon product installation and customer acceptance and is billed and recognized during the period such services are provided.

  Shipping and Handling Fees and Costs

We record amounts billed to customers for shipping and handling and related costs incurred for shipping and handling as components of “Product revenues” and “Cost of product revenues” respectively.

  Financial Instruments

We consider all liquid interest-bearing investments with a maturity of ninety days or less at the date of purchase to be cash equivalents.  Short-term investments mature between ninety days and one year from the purchase date.

The carrying amount of cash and cash equivalents, accounts receivable, notes payable, accounts payable and accrued liabilities approximates fair value because of their short-term maturity.

  Allowance for Doubtful Accounts

We use estimates in determining the allowance for doubtful accounts based on historic collection experience, current trends and a percentage of the accounts receivable aging categories. In determining these percentages we review historical write-offs, including comparisons of write-offs to provisions for doubtful accounts and as a percentage of revenues and monitor collections amounts and statistics.  There was no allowance for doubtful accounts at December 31, 2005 and 2004.

  Business and Credit Concentrations

We continuously monitor collections and payments from our customers and maintain a provision for estimated accounts receivable that may eventually become uncollectible based upon historical experience and specific customer information.  There is no guarantee that we will continue to experience the same credit loss history in future periods.  If a significant change in the liquidity or financial condition of a large customer or group of customers were to occur, it could have a material adverse affect on the collectibility of our accounts receivable and future operating results.

Property and Equipment

Property and equipment is stated at cost and depreciated on a straight-line basis over the estimated useful lives of the various classes of assets, which generally ranged from two to seven years.  Maintenance and repairs costs are expensed as incurred.

   Research and Development Costs

We expense research and development costs as incurred.  During the fiscal years ended December 31, 2005 and 2004, we did not incur any research and development costs

  Valuation of Long-Lived Assets

We evaluate the recoverability of our long-lived assets under Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).  SFAS 144 requires us to review for impairment of our long-lived assets, whenever events or changes in circumstances indicate that the carrying amount of an asset might not be recoverable and exceeds its fair value.  Impairment evaluations involve our estimates of asset useful lives and future cash flows.  When such an event occurs, we estimate the future cash flows expected to result from the use of the asset and its eventual disposition.  If the undiscounted expected future cash flows are less than the carrying amount of the asset and the carrying amount of the asset exceeds its fair value, an impairment loss is recognized.  We utilize an expected present value technique, in which multiple cash flow scenarios that reflect the range of possible outcomes and a risk-free rate are used, to estimate fair value of the asset.

We assess the impairment in value to our long-lived assets whenever events or circumstances indicate that the carrying value may not be recoverable.  Significant factors, which would trigger an impairment review, include the following:

•	significant negative industry trends,
•	significant changes in technology,
•	significant underutilization of the asset, and
•	significant changes in how the asset is used or is planned to be used.

Income Taxes

Deferred income taxes are calculated using an asset and liability approach wherein deferred taxes are provided for the tax effects of basis differences for assets and liabilities arising from differing treatments for financial and income tax reporting purposes. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) finalized and issued Interpretation No. 48 (“FIN 48”), entitled Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109, which defines the threshold for recognizing the benefits of tax return positions as well as providing guidance regarding the measurement of the resulting tax benefits.  FIN 48 requires a company to recognize for financial statement purposes the impact of a tax position if that position is “more likely than not” to prevail (defined as a likelihood of more than fifty percent of being sustained upon audit, based on the technical merits of the tax position).  FIN 48 will be effective for fiscal years ending after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to retained earnings.  The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

In September 2006, the FASB adopted SFAS No. 157, Fair Value Measurements.  SFAS No. 157 establishes a framework for measuring fair value and expands disclosure about fair value measurements. Specifically, this standard establishes that fair value is a market-based measurement, not an entity specific measurement.  As such, the value measurement should be determined based on assumptions the market participants would using in pricing an asset or liability, including, but not limited to assumptions about risk, restrictions on the sale or use of an asset and the risk of nonperformance for a liability.  The expanded disclosures include disclosure of the inputs used to measure fair value and the effect of certain of the measurements on earnings for the period.  SFAS No. 157 is effective for fiscal years beginning after November 15, 2007.  The Company has not yet determined the effect adoption of SFAS No. 157 will have on its financial position or results of operations.

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following (in thousands):

	December 31,
	2005	2004
Vehicles, computer equipment, and other equipment	$401	$66
Less: accumulated depreciation	(298)	(37)
	$103	$29

  Total depreciation and amortization expense related to property and equipment charged to operations during the year ended December 31, 2005 and 2004 was $20,000 and $49,000, respectively.

4.	NOTES PAYABLE

	December 31,
	2004	2005

Note Payable - $250 Revolving Credit Line; 10% interest per annum; Due December 31, 2008	$184	$188
Other	-	16

Total Notes Payable	$184	$204

5.	INCOME TAXES

    The Company has adopted the provisions of FAS No. 109 “Accounting for Income Taxes”.  The Company currently has no issues that create timing differences that would mandate deferred tax expense.  Net operating losses would create possible tax assets in future years.  Due to the uncertainty as to the utilization of net operating loss carry forwards, a valuation allowance has been made to the extent of any tax benefit that net operating losses may generate.

    No provision for income taxes has been recorded due to the net operating loss carryforwards totaling approximately $135,000 as of December 31, 2005 that will be offset against future taxable income.  No tax benefit has been reported in the consolidated financial statements because the Company believes there is a 50% or greater chance the carry forwards will expire unused.

    Deferred tax asset and the valuation account are as follows (in thousands):

	December 31,
Deferred tax asset:	2005	2004
NOL Carryforward	$46	$21
Valuation allowances	(46)	(21)
Total	$-	-

    The components of income tax expense are as follows:

Current Federal Tax	$-	$-
Current State Tax	-	-
Change in NOL benefit	25	-
Change in valuation allowance	(25)	-
	-	-

6.	STOCKHOLDERS’ EQUITY INSTRUMENTS AND RELATED MATTERS

Common Stock

As of December 31, 2004 we had 1,000,000 shares of common stock authorized with a par value of $0.01. We had 1,000,000 common stock shares issued and outstanding.

As of December 31, 2005 we had 1,000,000 shares of common stock authorized with a par value of $0.01. We had 1,000,000 common stock shares issued and outstanding.

7.	COMMITMENTS AND CONTINGENCIES

Litigation

We are subject to legal proceedings and claims that arise in the ordinary course of business.  We do not believe that any claims other than those described above exist where the outcome of such matters would have a material adverse affect on our consolidated financial position, operating results or cash flows.  However, there can be no assurance such legal proceedings will not have a material impact on future results.

8.	SUBSEQUENT EVENTS

Since the launch of the BounceGPS product line in July 2006, BounceGPS has failed to achieve its forecasted sales targets and began analyzing and revising its current and long-term business plans.  In October 2006, BounceGPS materially modified its existing business plan which significantly reduced its projected sales forecasts from the former plan.   As a result, and in accordance with SFAS 142, BounceGPS performed an interim impairment test of goodwill and other intangible assets as of October 31, 2006 utilizing a discounted future cash flow analysis based on its new projected sales targets.  BounceGPS determined that goodwill and customer lists totaling $411,000 were fully impaired.

           On June 30, 2006, BounceGPS issued a $250,000 note to DataLogic International, Inc. in conjunction with the acquisition described in Note 1.  The note has a term of 2 years with an annual interest rate of 9%.  Principal payments of $31,250 were scheduled to commence October 1, 2006 and quarterly thereafter.  Interest is payable quarterly.